EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

On Track Innovations Ltd.

We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-111770, No. 333-115953, No. 333-121316, No. 333-127615, No. 333-130324 and No. 333-142320) and in the registration statement on Form S-8 (No. 333-116429 and No. 333-140786) of On Track Innovations Ltd. of our report dated March 29, 2007, with respect to the consolidated balance sheets of On Track Innovations Ltd. and its subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2006, which report appears in the December 31, 2006 annual report on Form 20-F of On Track Innovations Ltd. Our report refers to a change in the method of accounting for stock-based compensation.

/s/ Somekh Chaikin
Certified Public Accountants (Isr.)
Member Firm of KPMG International

Tel Aviv, Israel
June 22, 2007